                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other then the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                ELECTRONIC PROCESSING, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                            NOTICE OF ANNUAL MEETING
                                       ON
                                  JUNE 2, 1998
                                      AND
                                PROXY STATEMENT

      [LOGO]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

May 1, 1998

Dear Shareholder:

The Annual Meeting of Shareholders of Electronic Processing, Inc. will be held at 10:00 a.m., local time, on Tuesday, June 2, 1998 at the Ritz Carlton Hotel, 401 Ward Parkway, Kansas City, Missouri 64112. The enclosed notice of the meeting and proxy statement contain detailed information about the business to be transacted at the meeting.

On behalf of the Board of Directors and Management of the Company, I cordially invite you to attend the Annual Meeting of Shareholders.

The prompt return of your Proxy in the enclosed business reply envelope will help insure that as many shares as possible are represented.

I personally look forward to seeing you at the Shareholders Meeting.

Sincerely,

ELECTRONIC PROCESSING, INC.

      [SIGNATURE]

Tom W. Olofson
Chairman, President and
Chief Executive Officer

                          ELECTRONIC PROCESSING, INC.
                               501 KANSAS AVENUE
                           KANSAS CITY, KANSAS 66105

                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 2, 1998

                            ------------------------

               TO THE SHAREHOLDERS OF ELECTRONIC PROCESSING, INC.

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Electronic Processing, Inc. (the "Company") will be held at the Ritz Carlton Hotel, 401 Ward Parkway, Kansas City, Missouri 64112 at 10:00 a.m., local time, on Tuesday, June 2, 1998, for the following purposes:

    1. To elect four Directors to the Board of Directors of the Company, each for a term of one year and until their successors are elected and qualified;

    2. To consider and vote upon a proposal to ratify the appointment of Baird, Kurtz & Dobson as independent certified public accountants for the Company for the year ending December 31, 1998;

    3. To consider and vote upon a proposal to amend the Company's Stock Option Plan to increase the number of shares of Common Stock available for the grant of stock options from 270,000 shares to 500,000 shares; and

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only shareholders of record at the close of business on April 24, 1998 are entitled to notice of and to vote at the meeting or any adjournment thereof. On April 24, 1998, the record date for the Annual Meeting, there were 3,479,768 shares of Common Stock outstanding. Each outstanding share is entitled to one vote.

    The Board of Directors of the Company encourages you to sign, date and promptly mail the proxy in the enclosed postage prepaid envelope, regardless of whether or not you intend to be present at the Annual Meeting of Shareholders. You are urged, however, to attend the Annual Meeting of Shareholders.

                                          By Order of the Board of Directors

                                                 [SIGNATURE]
                                          Robert C. Levy
                                          SECRETARY

Kansas City, Kansas
May 1, 1998

                          ELECTRONIC PROCESSING, INC.

                               501 KANSAS AVENUE
                           KANSAS CITY, KANSAS 66105

                             ---------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD TUESDAY, JUNE 2, 1998
                    SOLICITATION AND REVOCABILITY OF PROXIES

                             ---------------------

    This Proxy Statement and the enclosed proxy card (the "Proxy") are furnished to the shareholders of Electronic Processing, Inc., a Missouri corporation (the "Company") in connection with the solicitation of proxies by the Company for use at the Company's Annual Meeting of Shareholders, and any adjournments or postponement thereof (the "Annual Meeting"), to be held at the Ritz Carlton Hotel, Kansas City, Missouri at 10:00 a.m., local time, on Tuesday, June 2, 1998. The mailing of this Proxy Statement, the Proxy, the Notice of Annual Meeting and the accompanying 1997 Annual Report to Shareholders is expected to commence on May 1, 1998.

    You are requested to complete, date and sign the accompanying Proxy and return it promptly in the enclosed postage prepaid envelope. Your Proxy may be revoked by written notice of revocation delivered to the Secretary of the Company, by executing and delivering a later dated Proxy or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not constitute a revocation of your Proxy unless you vote in person at the Annual Meeting or deliver an executed and later dated Proxy. Proxies duly executed and received in time for the Annual Meeting will be voted in accordance with the shareholders' instructions. If no instructions are given, Proxies will be voted as follows:

    a. to elect Tom W. Olofson, Christopher E. Olofson, Robert C. Levy and W. Bryan Satterlee as Directors to serve for a one year term until the 1999 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

    b. to ratify and approve the selection of Baird, Kurtz & Dobson as the Company's independent auditors for the fiscal year ending December 31, 1998;

    c. to amend the Company's Stock Option Plan to increase the number of shares of Common Stock, available for the grant of stock options from 270,000 shares to 500,000 shares; and

    d. in the discretion of the proxy holder as to any other matter coming before the Annual Meeting.

                  OUTSTANDING VOTING SECURITIES OF THE COMPANY

    Only the holders of record of shares of Common Stock as of the close of business on April 24, 1998, are entitled to vote on the matters to be presented at the Annual Meeting, either in person or by proxy. At the close of business on April 24, 1998, there were outstanding and entitled to vote a total of 3,479,968 shares of Common Stock, constituting all of the outstanding voting securities of the Company.

    The presence at the Annual Meeting, in person or by proxy, of the holders of at least a majority of the shares of Common Stock as of the record date is necessary to constitute a quorum. Each share of Common

Stock is entitled to one vote for each director to be elected and upon all other matters to be brought to a vote of the shareholders at the Annual Meeting. The affirmative vote of a majority of the shares of Common Stock present or represented at the Annual Meeting is required to elect the directors to ratify the appoint of Baird, Kurtz & Dobson and to approve the proposed amendment to the Stock Option Plan. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum at the Annual Meeting, but have the effect of a negative vote on each of the matters to be voted upon at the Annual Meeting.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The table below sets forth, as of April 24, 1998, beneficial ownership of the issued and outstanding shares of Common Stock by (i) each person known to the Company to own beneficially more than 5% of the aggregate shares of Common Stock outstanding, (ii) each director and nominee for election as a director,
(iii) each executive officer named in the Summary Compensation Table, and (iv) the executive officers and directors of the Company as a group. Except as noted in the footnotes to the table, each of the persons, or group of persons, in the table below has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them. Beneficial ownership of Common Stock has been determined in accordance with Regulation 13d-3 of the Securities and Exchange Commission. Under this regulation, a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power in respect of the securities or has the right to acquire eneficial ownership within 60 days.

                                                                                      NUMBER OF    PERCENT OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                                                SHARES         OUTSTANDING
-----------------------------------------------------------------------------------  -----------  -------------------
Tom W. Olofson.....................................................................   1,620,000(2)           46.6%
Christopher E. Olofson.............................................................     184,500(3)            5.3%
Robert C. Levy.....................................................................      22,500               .6%
W. Bryan Satterlee.................................................................       8,500(4)             .2%
All directors and executive officers as a group (8 persons)........................   1,841,500(5)           52.9%

------------------------

(1) The address of all of the named individuals is c/o Electronic Processing, Inc., 501 Kansas Avenue, Kansas City, Kansas 66105.

(2) Excludes 40,500 shares owned by Mr. Olofson's adult son, Scott W. Olofson, as to which shares Mr. Olofson disclaims beneficial ownership.

(3) Includes 75,000 shares of Common Stock subject to options that are exercisable within the next 60 days.

(4) Includes 1,500 shares of Common Stock subject to options that are exercisable within the next 60 days. Excludes 6,000 shares of Common Stock issuable upon exercise of options that are not currently exercisable and will not become exercisable within 60 days.

(5) Includes 81,000 shares of Common Stock subject to options that are exercisable within the next 60 days. Excludes 89,000 shares of Common Stock subject to options held by directors and executive officers that are not currently exercisable and will not become exercisable within the next 60 days.

                             ELECTION OF DIRECTORS

    At the Annual Meeting, the shareholders will elect four directors to hold office for one year terms ending at the Company's 1999 Annual Meeting of Shareholders and until their successors are duly elected and qualified. It is intended that the names of the nominees listed below will be placed in nomination at the Annual Meeting to serve as directors and that the persons named in the Proxy will vote for their election. All nominees listed below are currently members of the Board of Directors. Each nominee has consented to being named in this Proxy Statement and to serve if elected. If any nominee becomes unavailable to serve as a director for any reason, the shares represented by the Proxies will be voted for the person, if any, designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unavailable to serve.

    The nominees for directors of the Company, as well as certain information about them, are as follows:

NAME                                                  AGE                              POSITION
------------------------------------------------      ---      ---------------------------------------------------------
Tom W. Olofson*.................................          56   Chairman, President and Chief Executive Officer
Christopher E. Olofson..........................          28   Executive Vice President, Chief Operating Officer, and
                                                               Director
Robert C. Levy*.................................          51   Secretary and Director
W. Bryan Satterlee*.............................          63   Director

------------------------

*   Member of Audit Committee

    TOM W. OLOFSON led a private investor group that acquired the Company in July 1988, and has served as Chief Executive Officer and Chairman of the Board since that time. During his business career, Mr. Olofson has held various management positions with Xerox Corporation and was a Senior Vice President and member, Office of the President of Marion Laboratories (now Hoechst Marion Roussel, Inc.). Mr. Olofson is a director of Saztec International, Inc., a provider of information management services, and also serves as a director of various private companies in which he is an investor. He earned a BBA from the University of Pittsburgh in 1963, and is currently a member of the Board of Visitors of the Katz Graduate School of Business at the University of Pittsburgh. He is the father of Christopher E. Olofson.

    CHRISTOPHER E. OLOFSON joined EPI as a Vice President in June 1993, and was a part-time employee of the Company from 1988 to 1993. In January 1994, he was named Senior Vice President of Operations, and became Executive Vice President and a member of the Board of Directors effective January 1, 1995. Effective July 1, 1996, Mr. Olofson also assumed the duties of Chief Operating Officer. He earned an AB degree from Princeton University in 1992, summa cum laude. He was named a Fulbright Scholar and completed a one-year program of study at the Stanford University Center in Taipei, Taiwan in 1993. He is the son of Tom W. Olofson.

    ROBERT C. LEVY is a director, shareholder and executive committee member of the law firm of Seigfreid, Bingham, Levy, Selzer & Gee in Kansas City, Missouri. He has been the Corporate Secretary and a Director of the Company since July 1988. He earned a BS from Northwestern University in 1968, and a J.D. from the University of California at Berkeley in 1971. Mr. Levy was formerly Chairman of the Board of Directors of Blue Cross and Blue Shield of Kansas City.

    W. BRYAN SATTERLEE was elected to the Company's Board of Directors on February 7, 1997. Mr. Satterlee has been a partner since 1989 in NorthEast Ventures, a consulting firm based in Hartford, Connecticut which specializes in business development services for and evaluations of technology-based venture companies. He has extensive general management and marketing experience in technology-based firms. Mr. Satterlee's background includes ten years of management experience with IBM, as well as having been a founder of a computer leasing/software business, telecommunications company and a venture investment services business. He earned a BS in 1956 from Lafayette College.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

                         BOARD MEETINGS AND COMMITTEES

    During 1997, the Board of Directors met four times. No director attended fewer than 75% of the total number of meetings of the Board of Directors and the committees on which he served.

    The Audit Committee of the Board of Directors consists of Tom W. Olofson, Robert C. Levy, and W. Bryan Satterlee. The function of the committee is to make recommendations concerning the selection each year of independent auditors of the Company, to review the effectiveness of the Company's internal auditing methods and procedures, to determine through discussions with the independent auditors whether any instructions or limitations have been placed upon them in connection with either the scope of the audit or its implementation, to review the financial statements and related notes with the independent auditors to ensure such statements and notes fully disclose all material affairs of the Company, and to recommend approval or non-approval of such financial statements and related notes. The Audit Committee was formed February 7, 1997 and did not hold its first meeting until 1998. The Company does not have a nominating or compensation committee.

    The Company pays its non-employee directors a fee of $750 per quarter and $750 per Board meeting attended. The Company also reimburses non-employee directors for out-of-pocket expenses incurred in attending such meetings. In 1997, the Company granted W. Bryan Satterlee a 10 year option to acquire 7,500 shares of Common Stock at an exercise price of $3.50 per share, which vests 20% per year over five years.

SECTION 16 (A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based solely upon a review of reports filed under Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and certain written representations of directors and officers of the Company, the Company is not aware of any director, officer or 10% or greater beneficial owner of Common Stock who failed to file on a timely basis any report required by Section 16(a) of the Exchange Act for calendar year 1997.

                             EXECUTIVE COMPENSATION

    The following table sets forth the cash and other compensation paid in 1996 and 1997 to the Company's Chief Executive Officer and each other executive officer of the Company who earned in excess of $100,000 in either year.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG TERM COMPENSATION
                                                     ANNUAL COMPENSATION            ---------------------------------
                                           ---------------------------------------   SECURITIES
                                                                    OTHER ANNUAL    UNDERWRITING       ALL OTHER
NAME AND PRINCIPAL POSITION       YEAR       SALARY      BONUS    COMPENSATION(1)     OPTION #     COMPENSATION(2)(3)
------------------------------  ---------  ----------  ---------  ----------------  -------------  ------------------
Tom W. Olofson,                      1997  $  100,489     --         $   31,573          --            $   11,537
 Chairman/CEO.................
                                     1996  $   50,000  $  24,000     $   36,827          --            $   11,434

Christopher E. Olofson,              1997  $  120,101     --         $    2,754          75,000        $    3,600
 EVP/COO......................
                                     1996  $  108,101     --         $    3,349          --            $    1,620

------------------------

(1) Includes $28,562 in 1997 and $33,782 in 1996 for payment of annual life insurance premiums on policies owned by Tom W. Olofson, which designate Jeanne H. Olofson, his wife, as the beneficiary, and $3,011 in 1997 and $3,045 in 1996 for personal use of a Company automobile. Includes $2,754 for 1997 and $3,349 for 1996 for Christopher E. Olofson for personal use of a Company automobile.

(2) Company benefits include $6,789 in 1997 and $9,075 in 1996 for group insurance and $4,748 in 1997 and $2,359 in 1996 for Company matching contributions to 401(k) plan for Tom W. Olofson. Includes $3,600 in 1997 and $1,620 in 1996 for Company matching contributions for Christopher E. Olofson.

(3) Does not include interest of $7,778 in 1997 and $40,000 in 1996 paid by the Company to Tom W. Olofson on amounts borrowed by the Company from Tom W. Olofson. See "Certain Transactions."

    The Company does not have a long-term incentive compensation plan.

STOCK OPTIONS

    The following table sets forth information concerning stock option grants made to the Named Executive Officers in the fiscal year ended December 31, 1997:

                                 OPTION GRANTS

                                                                          INDIVIDUAL GRANTS
                                                      ----------------------------------------------------------
                                                       NUMBER OF     % OF TOTAL
                                                      SECURITIES       OPTIONS
                                                      UNDERLYING     GRANTED TO
                                                        OPTIONS     EMPLOYEES IN    EXERCISE PRICE   EXPIRATION
NAME                                                  GRANTED(#)     FISCAL YEAR        ($/SH)          DATE
----------------------------------------------------  -----------  ---------------  ---------------  -----------
Tom W. Olofson......................................      --             --               --             --

                                                          25,000           11.1%       $    3.85       02/04/02
                                                          25,000           11.1%       $    4.95       07/10/02
Christopher E. Olofson..............................      25,000           11.1%       $    6.80       12/01/07

    The three grants of options to Christopher E. Olofson were at 110%, 110%, and 85% of the fair market value of the Common Stock on the date of grant, and the fair market value of the Common Stock on those dates were $3.50, $4.50 and $8.00 per share respectively.

    The following table sets forth information concerning stock options exercised by the Named Executive Officers during the fiscal year ended December 31, 1997 and the number of shares and the value of options outstanding as of December 31, 1997 for each Named Executive Officer:

                         AGGREGATE OPTION EXERCISES AND
                     OPTION VALUES AS OF DECEMBER 31, 1997

                                                                         NUMBER OF SECURITIES
                                                                              UNDERLYING             VALUE OF UNEXERCISED
                                                                        UNEXERCISED OPTIONS AT      IN-THE-MONEY OPTION AT
                                         SHARES                              12/31/97(#)                12/31/97($)(1)
                                       ACQUIRED ON         VALUE      --------------------------  --------------------------
NAME                                   EXERCISE(#)       REALIZED     EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------------  -----------------  -------------  -----------  -------------  -----------  -------------
Tom W. Olofson....................         --               --            --            --            --            --

Christopher E. Olofson............         --               --            50,000        25,000     $ 367,500    $   123,750

--------------------------

(1) Based on the closing sales price of the Common Stock on the Nasdaq SmallCap Market of $11.75 per share on December 31, 1997, less the exercise price.

                               EXECUTIVE OFFICERS

    Officers are elected on an annual basis by the Board of Directors and serve at the discretion of the Board. The executive officers of the Company, as well as certain biographical information about them are as follows:

NAME                                                  AGE                              POSITION
------------------------------------------------      ---      ---------------------------------------------------------
Tom W. Olofson..................................          56   Chairman, President and Chief Executive Officer
Christopher E. Olofson..........................          28   Executive Vice President, Chief Operating Officer, and
                                                               Director
Albert T. Annillo...............................          47   Senior Vice President
Reed A. Eichner.................................          40   Vice President--Operations
Nanci R. Trutna.................................          44   Vice President--Finance
Sally D. MacDonald                                        51   Vice President--Human Resources

    Information is provided under the heading "Election of Directors" above, for the following officers: Tom W. Olofson and Christopher E. Olofson. Information relating to the Company's executive officers, not already described herein, with respect to their principal occupations and positions during the past five years is as follows:

    ALBERT T. ANNILLO has been Senior Vice President since January 1995. Mr. Annillo joined the Company in October 1992 as a corporate Vice President. He was Assistant Director, Executive Office for United States Trustees, Department of Justice, Washington, D.C. for six years before his association with the Company. He earned an MBA and an MED from William Patterson College in 1975 and 1979, respectively.

    REED A. EICHNER joined the Company as Vice President--Sales and Marketing in September 1995. He became Vice President--Operations on September 1, 1996. From May 1991 through August 1995 he served as President and owner of Connexions, Inc., a company that provided system integration and document conversion services. He was General Manager of Innovision Systems, Inc. from September 1989 to May 1991. Mr. Eichner earned a BA from the University of North Carolina in 1982.

    NANCI R. TRUTNA assumed her present position as Vice President--Finance in June 1993. She was with Merchants Bank, Kansas City, Missouri from 1981 to June 1993 where she became a Senior Vice President. Ms. Trutna is a Certified Public Accountant and earned a BSBA in 1975 from the University of North Dakota.

    SALLY D. MACDONALD joined the Company as Vice President--Human Resources in January 1996. She served as Regional Human Resources Manager for Network General, Inc. from 1992 to 1994, as Manager, Employment with North Supply Company from 1989 to 1991, and as Manager, Employment and Employee Relations with Informix Software, Inc. from 1986 to 1989. Ms. MacDonald earned a BS in Business Administration from the University of San Francisco in 1984. Ms. MacDonald has announced plans to resign from the Company in the next few months to relocate to California for family reasons.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In July 1988, an unaffiliated venture capital firm purchased a $400,000 subordinated note and a stock purchase warrant from the Company. In October 1991, the Company's Board of Directors deemed it in the best interest of the Company to purchase the subordinated note and stock purchase warrant from the venture capital firm. Because the Company could not then complete this transaction without incurring additional debt, Tom W. Olofson, Chairman and Chief Executive Officer, purchased the subordinated note and stock purchase warrant. This subordinated note payable to Mr. Olofson in the amount of $400,000 was paid by the Company in February, 1997. The note provided for interest at the rate of 10%. Interest paid to Tom W. Olofson under this agreement was $40,000 in 1996 and $7,778 in 1997. The stock purchase warrant provided for the acquisition of 969,228 shares of the Company's Common Stock at $.4125 per share at any time prior to July 14, 1998 (giving retroactive effect to the six-for-one stock split). In an October 11, 1996 agreement between the Company and Mr. Olofson, it was agreed that the Company would pay $41,000 to Mr. Olofson on or before December 31, 1996, at which time the stock purchase warrant would be retired.

    The Company has a non-cancellable operating lease for its corporate headquarters which expires in February 2001 with options if exercised, to extend the lease to February 28, 2011. Tom W. Olofson holds a 50% interest, as a general partner, in T & J Investment Company, a Kansas general partnership ("T & J Investment Company") that leases this facility to the Company. The lease requires the Company to pay all executory costs (property taxes, maintenance and insurance). Rental expense was $145,500 and $149,250 for the years ended December 31, 1996 and December 31, 1997, respectively.

               PROPOSAL TO AMEND THE 1995 STOCK STOCK OPTION PLAN

    In accordance with the terms of the Company's 1995 Stock Option Plan (the "1995 Plan"), the Board of Directors, by resolutions adopted March 3, 1998, amended the 1995 Plan to increase the maximum number of shares of Common Stock that may be issued upon the exercise of stock options granted under the 1995 Plan from 270,000 to 500,000. Shareholder approval of the amendment is required for it to become effective.

GENERAL

    The 1995 Plan was adopted by the Board of Directors on October 17, 1995 and approved by the shareholders of the Company on that day. As adopted, the 1995 Plan provided that options to purchase a maximum of 270,000 shares of Common Stock may be granted. The Board of Directors has amended the 1995 Plan to increase the maximum number of shares of Common Stock available for stock options granted thereunder to 500,000.

    The increase in the maximum number of shares under the 1995 Plan is necessitated by the growth in the number of employees of the Company, and the grant of additional stock options to existing employees and others as previously granted stock options vest and become exercisable.

    As of April 24, 1998, 2,600 shares had been issued upon the exercise of options granted under the 1995 Plan, options for 14,300 shares had been cancelled under the 1995 Plan and options for 263,200 shares were outstanding under the 1995 Plan. Shares not purchased under an option prior to its forfeiture, surrender, termination, expiration, cancellation or exchange are available for future grants under the 1995 Plan. As of April 24, 1998, the fair market value of shares subject to outstanding options under the 1995 Plan was $3,355,800, based on the closing price of the Common Stock as reported on the Nasdaq SmallCap Market on that date.

    As of April 24, 1998, there has not been any options exercised to purchase shares of Common Stock under the 1995 Plan by current executive officers as a group or by the current director who is not an executive officer. Options to purchase 2,600 shares of Common Stock had been received under the 1995 Plan by all employees, including current officers who are not executive officers, as a group (70 persons).

The Company's current practice is to grant stock options to all employees after an initial probationary employment period has passed. For information with respect to options to purchase shares of Common Stock received by the Company's Chief Executive Officer and the other Named Executive Officers under 1995 Plan, see "Executive Compensation--Stock Options."

PURPOSE

    The purposes of the 1995 Plan are to closely associate the interests of the directors, officers and all other employees of the Company with the interests of the shareholders by reinforcing the relationship between participants' rewards and shareholder gains; provide directors, officers and all other employees with an equity ownership in the Company commensurate with corporate performance, as reflected in increased shareholder value; maintain competitive compensation levels; and provide an incentive to officers and all other employees for continuous employment with the Company.

ADMINISTRATION

    The 1995 Plan is administered by the Board of Directors. The Board of Directors has the authority in its sole discretion, subject to the express provisions of the 1995 Plan, to administer the 1995 Plan and to exercise all the powers and authorities either specifically granted to it under the 1995 Plan or necessary or advisable in administration of the 1995 Plan, including, without limitation, the authority to grant options, to determine the persons to whom and the time or times at which options will be granted, to determine the type and number of options to be granted and the terms, conditions and restrictions relating to any option, to construe and interpret the 1995 Plan, to prescribe rules and regulations relating to the 1995 Plan, and to make all other determinations deemed necessary or advisable for the administration of the 1995 Plan.

SECURITIES OFFERED UNDER THE 1995 PLAN

    The shares of Common Stock to be purchased upon the exercise of options under the 1995 Plan will be issued from either authorized and unissued shares of Common Stock or any issued shares of Common Stock reacquired by the Company. If an option terminates or expires without a distribution in full of shares to the optionee, the shares of Common Stock with respect to the unexercised portion of the option will again be available for grants of options under the 1995 Plan.

ELIGIBILITY

    Persons eligible for the grant of options under the 1995 Plan are the officers, directors and employees of the Company and other persons responsible for the success of the Company in the sole discretion of the Board of Directors. The Board of Directors determines those persons to whom and the time or times at which options will be granted, the type and number of options to be granted and the terms, conditions and restrictions relating to any option. There are, however, no requirements imposed by the 1995 Plan with respect to the persons to be granted options or the number of options to be granted to any persons, other than the maximum number of shares available for issuance upon the exercise of options under the 1995 Plan.

OPTION PRICE

    Stock options granted under the 1995 Plan are evidenced by a written stock option agreement ("Option Agreement") in such form and containing such terms and conditions as the Committee from time to time approve, subject to the 1995 Plan. Each Option Agreement states the number of shares to which it relates, whether the option constitutes an incentive stock option ("ISO") qualified under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or a non-qualified stock option ("NSO"), and the option price, which, under the 1995 Plan, may not be less than 85% of the fair market value of the Common Stock on the date of grant of the option for an NSO and not less than 100% of the

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fair market value of the Common Stock on the date of grant for an ISO. In the case of an ISO granted to a person owning more than 10% of the voting stock of the Company, the option price will not be less than 110% of the fair market value of the Common Stock on the date of grant. The fair market value of the Common Stock as of a particular date means the last reported sales price or the closing bid price of a share of Common Stock on the day on which the option is granted.

PAYMENT FOR COMMON STOCK SUBJECT TO OPTIONS

    Payment for Common Stock purchased upon the exercise of options granted under the 1995 Plan is to be made in full, at the time of exercise (i) in cash, or (ii) in shares of Common Stock already owned by the optionee having a fair market value equal to the option exercise price or in a combination of cash and shares of Common Stock. All required state and federal withholding taxes are also payable by the optionee.

TERM AND EXERCISE OF OPTIONS

    The Board of Directors has discretion to determine the term of an option, except that an option may not be exercised more than 10 years after its date of grant. In the case of an ISO granted to a person owning more than 10% of the voting stock of the Company, the term may not exceed five years from the date of grant. Options may be exercised in full at any time or in part from time to time in accordance with the 1995 Plan and the provisions of any applicable Option Agreement. The Board of Directors may require in its discretion that any option granted becomes exercisable only in installments or after some minimum period of time, or both. Options may not be transferred by an optionee except by will or the laws of descent and distribution and are exercisable during the lifetime of an optionee only by the optionee or theh optionee's guardian or legal representatives.

    With respect to ISOs, the aggregate fair market value (determined as of the date the ISO is granted) of the shares of Common Stock with respect to which ISOs granted under this 1995 Plan and all other plans of the Company become exercisable for the first time by an optionee during any calendar year may not exceed $100,000.

EFFECT OF TERMINATION OF EMPLOYMENT, DISABILITY, DEATH

    On the optionee's termination of employment with the Company for any reason other than death, disability or termination for cause, the optionee will have the right to exercise the unexercised option, or portion thereof, at any time within three months after termination. On the optionee's termination of employment with the Company by reason of death or disability, the option may be exercised at any time within one year after termination. In the event of the death of an optionee, the executors, administrators, legatees or distributees of the estate of such optionee, and in the event of an optionee's disability, the guardian or legal representatives of the optionee, have the right to exercise the option.

CERTAIN ADJUSTMENTS

    Options granted under the 1995 Plan are subject to adjustment by the Board of Directors as to the number and price of shares subject to the options in the event of changes in the outstanding shares of Common Stock by reason of stock dividends, stock splits, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of grant of any option. In the event of any such change in the outstanding shares of Common Stock, the aggregate number of shares available under the 1995 Plan will be appropriately adjusted by the Board of Directors, whose determination will be conclusive.

DURATION, TERMINATION AND AMENDMENT OF THE 1995 PLAN

    The Board of Directors may at any time alter, amend, suspend or terminate the 1995 Plan in whole or in part, except that no amendment may adversely affect any of the rights of any optionee, without the optionee's consent, under any option then outstanding under the 1995 Plan. The power to grant options under the 1995 Plan will automatically terminate 10 years following the adoption of the 1995 Plan, or October 16, 2005. If the 1995 Plan is terminated, any unexercised options will continue to be exercisable in accordance with their terms and the terms of this 1995 Plan in effect immediately prior to such termination.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following discusses certain of the federal income tax consequences associated with (i) the grant of a stock option under the 1995 Plan, (ii) the exercise of options, and (iii) the disposition of shares received upon the exercise of an option.

    NON-QUALIFIED STOCK OPTIONS. The grant of an NSO (including any option that exceeds the limitations on incentive stock options described below) to an optionee will not be a taxable event. Accordingly, the optionee will not be subject to any income tax consequences with respect to an NSO until the option is exercised. Upon the exercise of an NSO, the optionee generally will recognize ordinary income equal to the "spread" between the exercise price and the fair market value of the Common Stock on the date of exercise. Generally, the Company will be entitled to a federal income tax deduction in the amount of the "spread" recognized by the optionee as ordinary income.

    The amount and character (whether long-term or short-term) of any gain or loss realized on a subsequent disposition of Common Stock by the optionee generally will depend on, among other things, whether an election under Code
Section 83(b) with respect to such shares had been made, and the length of time such shares were held by the optionee.

    INCENTIVE STOCK OPTIONS. Under the Code, incentive stock options may be granted only to employees of the Company. There are no federal income tax consequences associated with the grant of an ISO to an employee. However, in contrast to the exercise of an NSO, the exercise of an ISO will not cause an employee to recognize taxable income for federal income tax purposes. If the employee holds the shares acquired upon exercise of the ISO for a minimum of two years from the date of the grant of the ISO, and for at least one year after exercise, any gain realized on the subsequent sale or exchange of the shares generally will be treated as long-term capital gain. If the shares are sold or otherwise disposed of prior to the expiration of those periods (a "disqualifying disposition"), then a portion of any gain recognized by the employee which would otherwise be characterized as capital gain will instead be taxable as ordinary income, and the Company would be entitled to a federal income tax deduction in that amount. The amount of gain that would be characterized as ordinary income will not exceed an amount equal to the excess of (i) the fair market value of such shares as of the date the option was exercised over (ii) the amount paid for such shares. Any loss recognized upon a taxable disposition of the shares generally will be characterized as a capital loss.

    The Board of Directors believes that, as proposed, the approval of the amendment to the 1995 Plan is in the best interests of the shareholders of the Company. Approval of this proposal requires a vote in favor of the amendment by the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting.

   THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE COMPANY'S STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF
       COMMON STOCK AVAILABLE FOR THE GRANT OF STOCK OPTIONS THEREUNDER.

                            APPOINTMENT OF AUDITORS

    At the Annual Meeting, a vote will be taken on the proposal to ratify the appointment by the Board of Directors of Baird, Kurtz & Dobson, independent certified public accountants, as auditors of the Company and its subsidiaries for the year ending December 31, 1998. Baird Kurtz & Dobson has examined the accounts of the Company annually since 1990.

    Representatives of Baird Kurtz & Dobson are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
              THE PROPOSAL TO RATIFY THE APPOINTMENT OF AUDITORS.

                           1999 SHAREHOLDER PROPOSALS

    Proposals of shareholders intended to be presented at the Annual Meeting of shareholders to be held in 1999 must be received by the Secretary of the Company, at Electronic Processing, Inc., 501 Kansas Avenue, Kansas City, Kansas 66105-1309, no later than January 8, 1999, to be eligible for inclusion in the Company's Proxy Statement and proxy related to that meeting.

                              FINANCIAL STATEMENTS

    The Annual Report to Shareholders of the Company for the fiscal year ended December 31, 1997, which includes the Company's annual report on Form 10-KSB, is enclosed with this Proxy Statement.

                                 OTHER MATTERS

    The Board of Directors is not aware of any matter that will be presented for action at the Annual Meeting other than the matters set forth herein. If other matters properly come before the meeting, it is intended that the holders of the proxies hereby solicited will vote thereon in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                [SIGNATURE]

                                          Tom W. Olofson

May 1, 1998                     Chairman, President, and Chief Executive Officer

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                                     [LOGO]

                             ELECTRONIC PROCESSING, INC.
                                 501 KANSAS AVENUE
                              KANSAS CITY, KANSAS 66105
                       PROXY SOLICITED BY THE BOARD OF DIRECTORS
                                   FOR ANNUAL MEETING
                                     JUNE 2, 1998

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                               ELECTRONIC PROCESSING, INC.

The undersigned hereby appoints Tom W. Olofson and Christopher E. Olofson, and each of them in the order named, proxies with full power of substitution to vote all shares of Common Stock of Electronic Processing, Inc. of record in the name of the undersigned at the close of business on April 24, 1998, at the Annual Meeting of Shareholders of Electronic Processing, Inc. to be held on June 2, 1998, or at any adjournment or adjournments, hereby revoking all former proxies.

1. Election of Directors:

   Tom W. Olofson, Christopher E. Olofson, Robert C. Levy, W. Bryan Satterlee To withhold authority for a nominee, strike a line through such nominee's name.

2. Ratification of appointment of Baird, Kurtz & Dobson as Independent Accountants.

3. Approval of Amendment to the Company's Stock Option Plan to increase the number of shares of Common Stock available for the grant of stock options from 270,000 to 500,000 shares.

                                 ELECTRONIC PROCESSING, INC.
                                     ANNUAL MEETING

                                Electronic Processing, Inc.
                                     501 Kansas Avenue
                                  Kansas City, Kansas 66105
                                        JUNE 2, 1998


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS (1), (2) and
(3) in accordance with the specifications made and FOR each proposals if no specification is made.


1. Election of Directors:
             FOR ALL NOMINEES / /     WITHHOLD FOR ALL NOMINEES / /

2. Ratification of Accountants:
             FOR / /    AGAINST / /   ABSTAIN / /

3. Amendment of Stock Option Plan:
             FOR / /    AGAINST / /   ABSTAIN / /





Dated:__________________, 1998

______________________________
Signature(s) in Box

Please sign name(s) exactly as shown at left. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.